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                                                                   Exhibit 10.24


                        Big 5 Sporting Goods Corporation
                         2525 East El Segundo Boulevard
                          El Segundo, California 90245

                                  June __, 2002

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Dear _____:

This letter agreement sets forth our understanding regarding indemnification obligations in the event of any registration under the Securities Act of 1933, as amended (the "Act") of any shares of common stock, par value $0.01 per share (the "Common Stock"), of Big 5 Sporting Goods Corporation (the "Company") that you own in connection with an underwritten public offering.

You hereby agree to indemnify, defend and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to written information furnished by you in your capacity as a selling stockholder in connection with such registration. Your indemnification obligations will be limited to the amount of the net proceeds you receive, after deducting underwriting commissions and discounts.

The indemnification obligations set forth above are in addition to any customary indemnification agreement that you may be asked to enter into with any underwriter of the public offering.

The Company hereby agrees to indemnify, defend and hold you harmless against any losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which you may become subject under the Act or otherwise, in such manner as is customary for registrations of the type then proposed, but not with respect to information furnished by you in your capacity as a selling stockholder in connection with such registration.

In the event that indemnification under this letter agreement is either unavailable or insufficient to hold harmless the indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received. If necessary under applicable law, relative fault will also be considered. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty such fraudulent misrepresentation.

                                            Sincerely,

                                            Big 5 Sporting Goods Corporation,
                                            a Delaware corporation


                                            By:
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                                               Name:
                                               Its:


Acknowledged and agreed:


By:
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